Mueller Water Products, Inc. and Subsidiaries
Condensed Consolidated Reclassified Balance Sheets - Unaudited

	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,
	2011	2011	2011	2011	2010	2010
	(in millions)
Assets:
Cash	$39.6	$61.2	$45.8	$43.8	$71.9	$83.7
Receivables, net	122.1	147.4	152.8	139.6	107.7	133.9
Inventories	190.1	175.9	195.8	201.4	199.3	201.9
Deferred income taxes	29.3	28.7	30.9	31.6	31.0	30.3
Assets/liabilities held for sale	143.5	141.8	145.9	140.3	128.2	141.8
Other current assets	49.4	43.8	50.6	55.7	50.0	44.8

Total current assets	574.0	598.8	621.8	612.4	588.1	636.4

Property, plant and equipment	143.4	145.9	147.9	150.7	154.0	157.2
Identifiable intangible assets	595.1	602.4	608.8	615.9	623.1	622.9
Assets/liabilities held for sale	105.2	107.5	110.4	113.1	115.1	118.4
Other noncurrent assets	29.3	30.4	32.0	33.1	33.3	33.3

Total assets	$1,447.0	$1,485.0	$1,520.9	$1,525.2	$1,513.6	$1,568.2

Liabilities and stockholders' equity:
Current portion of long-term debt	$0.9	$0.9	$0.9	$0.7	$0.8	$0.7
Accounts payable	65.2	59.1	69.4	69.3	49.9	63.3
Assets/liabilities held for sale	38.3	57.4	54.7	43.6	28.5	41.9
Other current liabilities	68.5	77.4	65.1	67.6	64.7	77.8

Total current liabilities	172.9	194.8	190.1	181.2	143.9	183.7

Long-term debt	677.6	677.4	692.1	691.8	691.7	691.5
Deferred income taxes	146.4	146.8	160.5	166.8	156.7	157.6
Assets/liabilities held for sale	6.8	7.4	7.5	7.9	7.6	8.0
Other noncurrent liabilities	75.8	79.6	68.3	72.7	117.9	122.1

Total liabilities	1,079.5	1,106.0	1,118.5	1,120.4	1,117.8	1,162.9

Commitments and contingencies

Common stock	1.6	1.6	1.6	1.6	1.5	1.5
Additional paid-in capital	1,591.8	1,593.2	1,595.5	1,596.4	1,596.8	1,597.5
Accumulated deficit	(1,173.5)	(1,161.6)	(1,152.0)	(1,149.3)	(1,135.6)	(1,123.5)
Accumulated other comprehensive loss	(52.4)	(54.2)	(42.7)	(43.9)	(66.9)	(70.2)

Total stockholders' equity	367.5	379.0	402.4	404.8	395.8	405.3

Total liabilities and stockholders' equity	$1,447.0	$1,485.0	$1,520.9	$1,525.2	$1,513.6	$1,568.2

Note: These financial statements reclassify U.S. Pipe information as either assets/liabilities held for sale or discontinued operations.

Mueller Water Products, Inc. and Subsidiaries
Condensed Consolidated Reclassified Statements of Operations - Unaudited

	Three	Twelve	Nine	Six	Three
	months ended	months ended	months ended	months ended	months ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2011	2011	2011	2011	2010
	(in millions, except per share amounts)

Net sales	$215.4	$964.6	$708.3	$448.7	$213.2
Cost of sales	162.6	716.5	525.2	338.6	161.2
Gross profit	52.8	248.1	183.1	110.1	52.0

Operating expenses:
Selling, general and administrative	46.3	190.9	139.3	91.1	44.4
Restructuring	0.4	3.6	2.4	2.1	1.0
Total operating expenses	46.7	194.5	141.7	93.2	45.4

Operating income from
continuing operations	6.1	53.6	41.4	16.9	6.6

Interest expense, net	15.6	65.7	49.1	32.2	15.9

Loss from continuing operations before
income taxes	(9.5)	(12.1)	(7.7)	(15.3)	(9.3)

Income tax benefit	(4.0)	(2.7)	(4.0)	(4.8)	(3.9)

Loss from continuing operations	(5.5)	(9.4)	(3.7)	(10.5)	(5.4)
Loss from discontinued operations	(6.4)	(28.7)	(24.8)	(15.3)	(6.7)

Net loss	$(11.9)	$(38.1)	$(28.5)	$(25.8)	$(12.1)

Weighted average shares outstanding -
basic and diluted	156.0	155.3	155.2	155.1	154.9

Loss per share - basic and diluted:
Loss from continuing operations	$(0.04)	$(0.06)	$(0.02)	$(0.07)	$(0.03)
Loss from discontinued operations	(0.04)	(0.19)	(0.16)	(0.10)	(0.05)

Net loss	$(0.08)	$(0.25)	$(0.18)	$(0.17)	$(0.08)

Note: These financial statements reclassify U.S. Pipe information as either assets/liabilities held for sale or discontinued operations.

Mueller Water Products, Inc. and Subsidiaries
Condensed Consolidated Reclassified Statements of Operations - Unaudited
Reconciliations of Non-GAAP Financial Measures from GAAP Financial Measures

	Three	Twelve	Nine	Six	Three
	months ended	months ended	months ended	months ended	months ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2011	2011	2011	2011	2010
	(in millions, except per share amounts)
Operating income from continuing
operations	$6.1	$53.6	$41.4	$16.9	$6.6
Restructuring	0.4	3.6	2.4	2.1	1.0
Adjusted operating income from
continuing operations	6.5	57.2	43.8	19.0	7.6
Depreciation	7.6	33.9	25.3	17.0	8.4
Amortization	7.4	29.1	21.9	14.5	7.2
Adjusted EBITDA from continuing
operations	$21.5	$120.2	$91.0	$50.5	$23.2

Loss from continuing operations	$(5.5)	$(9.4)	$(3.7)	$(10.5)	$(5.4)
Adjustments, net of tax:
Restructuring	0.2	2.1	1.4	1.3	0.6
Interest rate swap contracts	0.8	4.9	3.7	2.4	1.2

Adjusted income (loss) from
continuing operations	$(4.5)	$(2.4)	$1.4	$(6.8)	$(3.6)

Adjusted income (loss) from continuing
operations per share - basic and diluted	$(0.03)	$(0.02)	$0.01	$(0.04)	$(0.02)

Note: These financial statements reclassify U.S. Pipe information as either assets/liabilities held for sale or discontinued operations.

Mueller Water Products, Inc. and Subsidiaries
Condensed Consolidated Reclassified Statements of Cash Flows - Unaudited

	Three	Twelve	Nine	Six	Three
	months ended	months ended	months ended	months ended	months ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2011	2011	2011	2011	2010
	(in millions)
Operating activities from continuing operations:
Net loss	$(11.9)	$(38.1)	$(28.5)	$(25.8)	$(12.1)
Adjustments to reconcile net loss to net cash provided
by operating activities from continuing operations:
Loss from discontinued operations	6.4	28.7	24.8	15.3	6.7
Depreciation	7.6	33.9	25.3	17.0	8.4
Amortization	7.4	29.1	21.9	14.5	7.2
Deferred income taxes	0.2	(4.4)	(1.0)	5.2	1.0
Stock-based compensation	1.4	5.0	5.0	3.6	1.6
Retirement plans	0.7	4.5	4.5	4.1	2.1
Interest rate swap contracts	1.4	8.0	6.0	3.9	1.9
Other	0.7	4.3	1.3	0.4	—
Changes in assets and liabilities, net of acquisitions:
Receivables	25.9	(13.6)	(18.0)	(4.6)	26.9
Inventories	(14.1)	24.5	7.0	1.4	3.0
Other current assets and other noncurrent assets	(1.0)	4.7	0.3	0.5	(5.2)
Accounts payable and other liabilities	(11.2)	(33.2)	(34.5)	(34.4)	(29.9)
Net cash provided by operating activities from
continuing operations	13.5	53.4	14.1	1.1	11.6

Investing activities from continuing operations:
Capital expenditures	(5.3)	(23.1)	(15.9)	(10.0)	(5.0)
Acquisitions	—	(9.2)	(7.9)	(7.9)	(7.9)
Proceeds from sales of assets	0.1	1.4	0.9	0.8	0.6
Net cash used in investing activities from continuing
operations	(5.2)	(30.9)	(22.9)	(17.1)	(12.3)

Financing activities from continuing operations:
Increase (decrease) in outstanding checks	0.6	1.7	—	0.2	(1.4)
Debt borrowings	0.1	0.7	0.5	0.1	0.2
Debt paid or repurchased	—	(15.0)	—	—	—
Common stock issued	—	1.0	0.6	0.3	0.1
Payment of deferred financing fees	—	(0.4)	(0.4)	(0.3)	(0.3)
Dividends paid	(2.7)	(10.9)	(8.1)	(5.4)	(2.7)
Net cash used in financing activities from continuing
operations	(2.0)	(22.9)	(7.4)	(5.1)	(4.1)

Net cash flows from discontinued operations:
Operating activities	(25.4)	(13.3)	(16.8)	(15.9)	(6.4)
Investing activities	(2.9)	(8.4)	(6.0)	(4.2)	(1.4)

Net cash used from discontinued operations	(28.3)	(21.7)	(22.8)	(20.1)	(7.8)

Effect of currency exchange rate changes on cash	0.4	(0.4)	1.1	1.3	0.8

Cash and cash equivalents at beginning of period	61.2	83.7	83.7	83.7	83.7

Cash and cash equivalents at end of period	$39.6	$61.2	$45.8	$43.8	$71.9

Note: These financial statements reclassify U.S. Pipe information as either assets/liabilities held for sale or discontinued operations.